Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614) 757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2015 FIRST-QUARTER RESULTS

•	Non-GAAP[1] operating earnings increased 6 percent to $566 million

•	Non-GAAP diluted earnings per share (EPS) from continuing operations decreased 9 percent to $1.00

•	Prior year first quarter included an $0.18 benefit related to tax settlements; excluding this impact, non-GAAP diluted EPS increased 9 percent
DUBLIN, Ohio, Oct. 30, 2014 - Cardinal Health today reported fiscal year 2015 first-quarter revenue of $24.1 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $1.00. Non-GAAP operating earnings increased 6 percent to $566 million. On a GAAP basis, operating earnings decreased 1 percent to $466 million, and diluted EPS from continuing operations decreased 21 percent to $0.78. Prior year first quarter GAAP and non-GAAP EPS included an $0.18 benefit related to tax settlements. Excluding the impact of these tax settlements, non-GAAP diluted EPS for the fiscal year 2015 first quarter increased 9 percent.
“Fiscal year 2015 is off to a good start. Our organization has committed itself to anticipating and acting on the evolving needs of a fast-changing market,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Both segments reported solid earnings growth and progress on all strategic fronts. Our Pharmaceutical segment continued its momentum, and we are excited about the potential from Red Oak Sourcing, our generic sourcing joint venture with CVS Health. The Medical segment continued its growth with strategic accounts and our direct-to-customer platforms, now rebranded as Cardinal Health at Home. Our physician preference item program addresses significant health system pain points and now spans orthopedics, interventional cardiology and wound management.”
The company reaffirmed its fiscal year 2015 outlook for non-GAAP diluted earnings per share from continuing operations of $4.10 to $4.30.
Q1 FY15 SUMMARY

	Q1 FY15		Q1 FY14		Y/Y
Revenue	$24.1	billion	$24.5	billion	(2)%
Operating earnings	$466	million	$471	million	(1)%
Non-GAAP operating earnings	$566	million	$532	million	6%
Earnings from continuing operations	$266	million	$340	million	(22)%
Non-GAAP earnings from continuing operations	$340	million	$378	million	(10)%
Diluted EPS from continuing operations	$0.78		$0.99		(21)%
Non-GAAP diluted EPS from continuing operations	$1.00		$1.10		(9)%
SEGMENT RESULTS
Pharmaceutical Segment
Revenue for the Pharmaceutical segment declined 3 percent to $21.2 billion due to the expiration of the Walgreens contract in the prior year first quarter. The decline was partially offset by growth from new and existing customers as well as continued strong growth in China. Segment profit increased 4 percent to $451 million, driven by growth from new and existing customers as well as strong performance from generic programs.

	Q1 FY15		Q1 FY14		Y/Y
Revenue	$21.2	billion	$21.8	billion	(3)%
Segment profit	$451	million	$433	million	4%
Medical Segment
Revenue for the Medical segment was up 5 percent to $2.9 billion, driven by strong performance from acquisitions and the positive net impact of customer volume. Segment profit increased 6 percent to $113 million due to growth in Cardinal Health-branded products as well as select service offerings, partially offset by a reduction in contribution from national brand products.

	Q1 FY15		Q1 FY14		Y/Y
Revenue	$2.9	billion	$2.7	billion	5%
Segment profit	$113	million	$106	million	6%

Cardinal Health

ADDITIONAL FIRST-QUARTER AND RECENT HIGHLIGHTS

•	Completed $360 million of share repurchases in the first quarter under the expanded repurchase authorization approved by the board of directors in August 2014

•
Named Michael C. Kaufmann as chief financial officer and Jon Giacomin to the role of chief executive officer of the Pharmaceutical segment, currently held by Mike Kaufmann, with both positions to be effective on Nov. 11, 2014

•	Acquired Emerge Medical, an orthopedic trauma manufacturer, and Innovative Therapies, a negative pressure wound therapy company

•	Donated more than 1 million products to emergency response efforts to help contain the Ebola outbreak in West Africa

•	Donated more than $4 million to more than 20 universities through the company’s nationwide pharmacy scholarship program, now in its fourth year
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss first-quarter results. To access the call and corresponding slide presentation, visit ir.cardinalhealth.com or dial 816.581.1703, using conference ID# 1088767. There is no access code required for the call.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the conference call. The audio replay will also be available for seven days by dialing 719.457.0820, passcode 1088767.
UPCOMING WEBCASTED INVESTOR EVENTS

•	Annual meeting of Shareholders at 8 a.m. local time on Nov. 5 at the company headquarters in Dublin, Ohio

•	Credit Suisse Healthcare Conference at 8 a.m. local time on Nov. 11 in Phoenix
At these events, Cardinal Health executives will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at ir.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #22 on the Fortune 500, Cardinal Health employs 34,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investors page at ir.cardinalhealth.com. In addition, our website allows investors and other interested persons to sign up automatically to receive e-mail alerts when we post news releases, SEC filings and certain other information on our website.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the generic sourcing joint venture with CVS Health; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; the ability to achieve anticipated results from the AccessClosure and Sonexus Health acquisitions; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Oct. 30, 2014. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	First Quarter
(in millions, except per common share amounts)	2015	2014	% Change
Revenue	$24,070	$24,523	(2)%
Cost of products sold	22,729	23,259	(2)%
Gross margin	1,341	1,264	6%

Operating expenses:
Distribution, selling, general and administrative expenses	775	732	6%
Restructuring and employee severance	19	11	N.M.
Amortization and other acquisition-related costs	53	49	N.M.
Impairments and loss on disposal of assets	—	—	N.M.
Litigation (recoveries)/charges, net	28	1	N.M.
Operating earnings	466	471	(1)%

Other income, net	(3)	(4)	N.M.
Interest expense, net	34	33	1%
Earnings before income taxes and discontinued operations	435	442	(2)%

Provision for income taxes	169	102	65%
Earnings from continuing operations	266	340	(22)%

Loss from discontinued operations, net of tax	—	(1)	N.M.
Net earnings	$266	$339	(22)%

Basic earnings per common share:
Continuing operations	$0.79	$1.00	(21)%
Discontinued operations	—	—	N.M.
Net basic earnings per common share	$0.79	$1.00	(21)%

Diluted earnings per common share:
Continuing operations	$0.78	$0.99	(21)%
Discontinued operations	—	—	N.M.
Net diluted earnings per common share	$0.78	$0.99	(21)%

Weighted-average number of common shares outstanding:
Basic	336	340
Diluted	340	344

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	September 30, 2014	June 30, 2014
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,469	$2,865
Trade receivables, net	5,662	5,380
Inventories, net	8,069	8,266
Prepaid expenses and other	1,338	1,428
Total current assets	17,538	17,939

Property and equipment, net	1,434	1,459
Goodwill and other intangibles, net	5,923	5,870
Other assets	816	765
Total assets	$25,711	$26,033

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,995	$12,149
Current portion of long-term obligations and other short-term borrowings	843	801
Other accrued liabilities	2,058	2,165
Total current liabilities	14,896	15,115

Long-term obligations, less current portion	3,164	3,171
Deferred income taxes and other liabilities	1,395	1,346
Total shareholders’ equity	6,256	6,401
Total liabilities and shareholders’ equity	$25,711	$26,033

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	First Quarter
(in millions)	2015	2014
Cash flows from operating activities:
Net earnings	$266	$339
Loss from discontinued operations, net of tax	—	1
Earnings from continuing operations	266	340

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	108	117
Gain on sale of other investments	(5)	—
Share-based compensation	25	24
Provision for bad debts	12	12
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	(291)	1,395
Decrease in inventories	199	1,098
Decrease in accounts payable	(157)	(1,852)
Other accrued liabilities and operating items, net	(96)	(183)
Net cash provided by operating activities	61	951

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(61)	(25)
Additions to property and equipment	(36)	(26)
Purchase of available-for-sale securities and other investments	(75)	—
Proceeds from sale of available-for-sale securities and other investments	91	—
Net cash used in investing activities	(81)	(51)

Cash flows from financing activities:
Net change in short-term borrowings	40	20
Net proceeds from issuance of common shares	25	75
Tax proceeds from share-based compensation	38	12
Dividends on common shares	(119)	(105)
Purchase of treasury shares	(360)	(50)
Net cash used in financing activities	(376)	(48)

Net increase/(decrease) in cash and equivalents	(396)	852
Cash and equivalents at beginning of period	2,865	1,901
Cash and equivalents at end of period	$2,469	$2,753

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	First Quarter		First Quarter
(in millions)	2015	2014	2015	2014
Revenue
Amount	$24,070	$24,523
Growth rate[1]	(2)%	(5)%

Operating earnings
Amount	$466	$471	$566	$532
Growth rate	(1)%	3%	6%	13%

Earnings from continuing operations
Amount	$266	$340	$340	$378
Growth rate	(22)%	25%	(10)%	35%

Return on equity	16.8%	22.1%	21.5%	24.7%

Effective tax rate from continuing operations[2]	38.9%	23.2%	36.5%	24.7%

Debt to total capital	39%	38%
Net debt to total capital			20%	15%

[1]
Revenue from Walgreens was $3.3 billion for the three months ended September 30, 2013. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 first quarter revenue growth rate would have been 13 percent.

[2]
The settlements of federal and state tax controversies favorably impacted, for fiscal 2014 first quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 14.3 and 12.6 percentage points, respectively. The fiscal 2014 first quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax settlements, would have been 37.3 percent.

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	First Quarter			First Quarter
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$21,209	$21,813	Amount	$2,852	$2,711
Growth rate[1]	(3)%	(7)%	Growth rate	5%	13%

Segment profit			Segment profit
Amount	$451	$433	Amount	$113	$106
Growth rate	4%	8%	Growth rate	6%	43%
Segment profit margin	2.13%	1.99%	Segment profit margin	3.97%	3.92%

[1]
Revenue from Walgreens was $3.3 billion for the three months ended September 30, 2013. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 first quarter Pharmaceutical segment revenue growth rate would have been 15 percent.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended September 30, 2014 was $24,070 million, which included total segment revenue of $24,061 million and Corporate revenue of $9 million. Total consolidated revenue for the three months ended September 30, 2013 was $24,523 million, which included total segment revenue of $24,524 million and Corporate revenue of $(1) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended September 30, 2014 were $466 million, which included total segment profit of $564 million and Corporate costs of $(98) million. Total consolidated operating earnings for the three months ended September 30, 2013 were $471 million, which included total segment profit of $539 million and Corporate costs of $(68) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	First Quarter 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate[1]
GAAP	$466	(1)%	$435	$169	$266	(22)%	$0.78	(21)%
Restructuring and employee severance	19		19	7	12		0.04
Amortization and other acquisition-related costs	53		53	19	34		0.10
Impairments and loss on disposal of assets	—		—	—	—		—
Litigation (recoveries)/charges, net	28		28	—	28		0.08
Non-GAAP	$566	6%	$535	$195	$340	(10)%	$1.00	(9)%

	First Quarter 2014
GAAP	$471	3%	$442	$102	$340	25%	$0.99	25%
Restructuring and employee severance	11		11	4	7		0.02
Amortization and other acquisition-related costs	49		49	18	31		0.09
Impairments and loss on disposal of assets	—		—	—	—		—
Litigation (recoveries)/charges, net	1		1	—	1		—
Non-GAAP	$532	13%	$503	$124	$378	35%	$1.10	36%

[1]
The $63 million settlements of federal and state tax controversies favorably impacted, for fiscal 2014 first quarter, both diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations by $0.18. The fiscal 2015 first quarter growth rates for diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations, excluding the impact of the tax settlements, would have been (4) percent and 9 percent, respectively.

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	First Quarter
(in millions)	2015		2014
GAAP return on equity	16.8%		22.1%

Non-GAAP return on equity
Net earnings	$266		$339
Restructuring and employee severance, net of tax, in continuing operations	12		7
Amortization and other acquisition-related costs, net of tax, in continuing operations	34		31
Impairments and loss on disposal of assets, net of tax, in continuing operations	—		—
Litigation (recoveries)/charges, net, net of tax, in continuing operations	28		1
Adjusted net earnings	$340		$378
Annualized	$1,360		$1,512

	First	Fourth	First	Fourth
	Quarter	Quarter	Quarter	Quarter
	2015	2014	2014	2013
Total shareholders' equity	$6,256	$6,401	$6,297	$5,975
Divided by average shareholders' equity	$6,328		$6,136
Non-GAAP return on equity	21.5%		24.7%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	First Quarter
(in millions)	2015	2014
GAAP effective tax rate from continuing operations[1]	38.9%	23.2%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$435	$442
Restructuring and employee severance	19	11
Amortization and other acquisition-related costs	53	49
Impairments and loss on disposal of assets	—	—
Litigation (recoveries)/charges, net	28	1
Adjusted earnings before income taxes and discontinued operations	$535	$503

Provision for income taxes	$169	$102
Restructuring and employee severance tax benefit	7	4
Amortization and other acquisition-related costs tax benefit	19	18
Impairments and loss on disposal of assets tax benefit	—	—
Litigation (recoveries)/charges, net tax benefit	—	—
Adjusted provision for income taxes	$195	$124

Non-GAAP effective tax rate from continuing operations[1]	36.5%	24.7%

	First Quarter
	2015	2014
Debt to total capital	39%	38%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$843	$190
Long-term obligations, less current portion	3,164	3,693
Debt	$4,007	$3,883
Cash and equivalents	(2,469)	(2,753)
Net debt	$1,538	$1,130
Total shareholders' equity	6,256	6,297
Capital	$7,794	$7,427
Net debt to capital	20%	15%

[1]
The settlements of federal and state tax controversies favorably impacted, for fiscal 2014 first quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 14.3 and 12.6 percentage points, respectively. The fiscal 2014 first quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax settlements, would have been 37.3 percent.

We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, amortization and other acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and LIFO charges/(credits), which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Beginning in fiscal 2015, the Company will exclude last-in, first-out ("LIFO") inventory charges/(credits)5 from its non-GAAP earnings, for consistency with the presentation by some of its peers. The Company did not record any LIFO charges or credits in the first quarter of fiscal 2015 or 2014, respectively.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) amortization and other acquisition-related costs2, (3) impairments and loss on disposal of assets3, (4) litigation (recoveries)/charges, net4 and (5) LIFO charges/(credits), each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) LIFO charges/(credits)) divided by (earnings before income taxes and discontinued operations adjusted for the same five items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) LIFO charges/(credits).
Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) LIFO charges/(credits), each net of tax) divided by average shareholders’ equity.
Return on Equity: annualized current period net earnings divided by average shareholders’ equity.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.

[1]
Programs by which the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of amortization of acquisition-related intangible assets, transaction costs, integration costs and changes in the fair value of contingent consideration obligations.

[3]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.

[5]
The inventories of the Company's core pharmaceutical distribution facilities in the Pharmaceutical segment are valued at the lower of cost, using the LIFO method, or market. These charges or credits are included in cost of products sold, and represent changes in the Company's LIFO inventory reserve.